EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202054) of Rice Energy Inc., and

(2)	Registration Statement (Form S-8 No. 333-193619) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc.;
of our reports dated February 25, 2016, with respect to the consolidated financial statements of Rice Energy Inc. and the effectiveness of internal control over financial reporting of Rice Energy Inc. included in this Annual Report (Form 10-K) of Rice Energy Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 25, 2016